Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As oil and gas consultants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and Form S-8 of our reports dated February 20, 2008 and February 28, 2008 included in VAALCO Energy’s Annual Report on Form 10K for the year ended December 31, 2007, and to the reference to us under the caption “Experts” appearing in such Registration Statement.

NETHERLAND SEWELL & ASSOCIATES, INC.

By:	/s/ Danny D. Simmons
Danny D. Simmons President

Houston, Texas

March 12, 2008